TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT (this “Agreement”) is made as of the date set forth on the signature page hereto by the undersigned holder of options to acquire capital stock of Glori Energy Inc., a Delaware Corporation (including any successor entity thereto, “Glori”), named on the signature page hereto (“Option Holder”) for the benefit of each of Glori Acquisition Corp., a Delaware corporation (including any successor entity thereto, the “Company”), Glori and Infinity-C.S.V.C. Management Ltd., in its capacity under the Merger Agreement as the INXB Representative (the “INXB Representative”).

RECITALS

WHEREAS, the Company entered into that certain Merger and Share Exchange Agreement, dated as of January 8, 2014 (as amended from time to time, the “Merger Agreement”), by and among Infinity Cross Border Acquisition Corporation, a company incorporated in the British Virgin Islands (the “Parent”), the Company, Glori Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), the INXB Representative and Glori;

WHEREAS, pursuant to the Merger Agreement, subject to the terms and conditions thereof, the Parent will merge with and into the Company, with the Company continuing as the surviving entity (the “Redomestication Merger”), and immediately thereafter Merger Sub will merge with and into Glori, with Glori continuing as the surviving entity (the “Transaction Merger” and together with the Redomestication Merger, the “Transactions”);

WHEREAS, upon the consummation of the Transactions (the “Closing”), Glori will be wholly-owned by the Company, and Glori’s stockholders and warrantholders immediately prior to the Transactions will become stockholders of the Company; and

WHEREAS, pursuant to the Merger Agreement, at the Closing, each option (a “Glori Option”) to purchase shares of common stock, par value $0.0001 per share, of Glori (“Glori Common Stock”) will be assumed by the Company and converted into an option (an “Adjusted Option”) to purchase shares of common stock, par value $0.0001 per share (after giving effect to the Redomestication Merger), of the Company (an “Company Common Stock”), with the number of shares of stock that can be acquired under each Adjusted Option and the exercise price of such options revised based on the exchange ratio of shares of Glori Common Stock for shares of Company Common Stock implied by the merger consideration payable at the Closing;

WHEREAS, it is a condition to the Merger Agreement that in order to receive an Adjusted Option in exchange for a Glori Option, each holder of a Glori Option must deliver an executed copy of this Agreement to the Company; and

WHEREAS, in view of the foregoing and the valuable consideration to be received by Option Holder thereunder, including the issuance of Adjusted Option to Option Holder, the Company, Glori and Option Holder desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Option Holder hereby agrees as follows:

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AGREEMENT

1.           Option Holder’s Representations and Warranties. Option Holder hereby represents and warrants to the Company and Glori as of the date of this Agreement and as of the date of the Closing that the information set forth on Exhibit A is true and correct and that:

1.1           Ownership. Option Holder holds of record and owns beneficially good and marketable title, free and clear of all title defects, security interests, pledges, options, claims, liens, encumbrances and restrictions of any nature whatsoever (including collateral security arrangements and other title or interest retaining agreements) to the Glori Options listed as held by Option Holder on Exhibit A hereto, except restrictions imposed by the Glori Energy Inc. 2006 Stock Option and Grant Plan (as assumed by the Company and amended after the Closing in accordance with the terms hereof, the “Glori Stock Plan”), the applicable grant agreements for such Glori Options and by applicable securities laws, and Option Holder has not entered into any agreement to transfer, assign or otherwise dispose of such Glori Options. The Option Holder holds no other options or rights to purchase shares of Glori capital stock under any plan, award, grant or agreement, and hereby waives and releases any rights he or she may have to be issued any additional Glori Options or to purchase or receive shares of Glori capital stock.

1.2           Enforceability; No Conflicts. This Agreement has been duly and validly executed and delivered by Option Holder and constitutes the legal, valid and binding obligation of Option Holder, enforceable against Option Holder in accordance with its terms. Option Holder has the full right, power, authority and capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. The execution, delivery and performance of this Agreement by Option Holder and the consummation of the transactions contemplated hereby will not result in a breach of, or constitute a default under, or give rise to any right or cause of action under, any contractual obligations of Option Holder or any applicable law.

2.           Acknowledgement and Consent.

2.1           Option Holder hereby acknowledges that, upon the Closing, any outstanding unexercised Glori Option owned by Option Holder will be assumed by the Company and shall be converted into an Adjusted Option of the Company, subject to the terms and conditions that applied to the Glori Options prior to the Closing (subject to this Section 2), including the same vesting schedule as the Glori Options (and no unvested Glori Options shall have their vesting accelerated as a result of the Closing), except that as of the Closing:

(a)          the Adjusted Option shall be exercisable for that number of whole shares of Company Common Stock (rounded down to the nearest whole share) equal to the product of the number of shares of Glori Common Stock subject to such Glori Option multiplied by the Exchange Ratio (as defined in the Merger Agreement), at an exercise price per share of Company Common Stock (rounded up to the nearest whole cent) equal to the quotient of (i) the exercise price per share of Glori Common Stock of such Glori Option, divided by (ii) the Exchange Ratio; provided, that the exercise price and/or the number of shares of Company Common Stock that may be purchased under the Adjusted Option shall be further adjusted to the extent required to remain compliant with, or exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and provided, further, that in the case of Glori Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, the exercise price and the number of shares of Company Common Stock subject to the Adjusted Option shall be determined in a manner consistent with the requirements of Section 424 of the Code and the Department of Treasury Regulations issued thereunder;

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(b)          Adjusted Options will not be exercisable prior to the earlier to occur of (i) the one (1) year anniversary of the Closing or (ii) sixty (60) days after the Option Holder’s termination of employment or termination of service with the Purchaser and its “affiliates” (within the meaning of the Glori Stock Plan); and

(c)          With respect to three percent (3%) of the shares which can be acquired under each Adjusted Option (such 3%, the “Reserved Portion”), in addition to the above-described exercisability restrictions applicable to the Adjusted Option, the Reserved Portion shall (A) in no event be exercisable until after the Expiration Date (as defined in the Merger Agreement), (B) immediately after 11:59 p.m. New York City time on the Expiration Date, the Reserved Portion shall be forfeited in the same proportion that the number of Escrow Shares (as defined in the Merger Agreement) that are not released from the Escrow Account (as defined in the Merger Agreement) to the Exchange Agent (as defined in the Merger Agreement) for distribution to Company stockholders and warrantholders (“Company Holders”), net of the number of Escrow Shares retained for Pending Claims (as defined in the Merger Agreement), bears to the aggregate number of Escrow Shares deposited in the Escrow Account at the Closing (subject to equitable adjustment for stock dividends, recapitalizations, stock exchanges and other similar transactions) and (C) with respect to the portion of the Reserved Portion equal to the number of Escrow Shares retained after the Expiration Date for Pending Claims divided by the aggregate number of Escrow Shares deposited in the Escrow Account at the Closing (subject to equitable adjustment for stock dividends, recapitalizations, stock exchanges and other similar transactions) (the “Pending Reserved Portion”), (I) such Pending Reserved Portion shall continue to not be exercisable until after the final resolution of all Pending Claims, and (II) upon the final resolution of all Pending Claims, the Pending Reserved Portion shall be forfeited in the same proportion that the number of Escrow Shares that were retained for Pending Claims that are not released from the Escrow Account to the Exchange Agent for distribution to Company Holders (or, to the extent required by the Merger Agreement, to the Company for distribution to Company Holders) bears to the aggregate number of Escrow Shares that were retained for Pending Claims.

2.2           Option Holder further acknowledges that at the Closing: (i) the Glori Stock Plan will be automatically assumed by the Company and amended so that (A) all references to Glori (including any references relating to a “Sale Event” involving Glori) in the Glori Stock Plan and in each agreement evidencing any outstanding award of Glori Options shall be deemed to refer to the Company and (B) the aggregate number of awards permitted to be issued or granted under the Glori Stock Plan shall be adjusted to an amount equal to (I) the aggregate number of awards permitted to be issued or granted under the Glori Stock Plan immediately prior to the Closing multiplied by (II) the Exchange Ratio; and (ii) Option Holder’s option award agreements (the “Option Agreements”) with respect to the Glori Options will be automatically assumed by the Company and amended to reflect the changes to the Glori Options and the Glori Stock Plan that apply to the Adjusted Options as described herein.

2.3           Subject to Section 3 below, Option Holder hereby consents to the matters described in this Section 2, including (i) the conversion of his or her unexercised Glori Options at the Closing in exchange for Adjusted Options, (ii) the assignment of the Glori Stock Plan to the Company and the amendment of the Glori Stock Plan and (iii) the assignment of the Option Agreements to the Company and the amendment of the Option Agreements, and surrenders, effective at the Closing, all of the Glori Options held by Option Holder in exchange for the Adjusted Options in accordance with this Agreement. Option Holder hereby further acknowledges that from and after the Closing, Option Holder shall have no rights with respect to Glori in connection with Option Holder’s Glori Options, the Option Agreements or the Glori Stock Plan and will have no right to acquire any equity securities of Glori.

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3.           Termination of this Agreement. This matters described in Section 2 are subject to the consummation of the Closing, and certain conditions must be satisfied prior to the consummation of the Closing. If the Closing does not occur, then Option Holder’s Glori Options will not be converted, will remain in full force and effect pursuant to their terms, and will not be affected or modified in any respect. In the event that the Merger Agreement is terminated prior to the Closing for any reason, this Agreement shall terminate and be of no further force or effect (including the releases contained in Section 5 below) and Option Holder’s rights under the Glori Options shall remain subject to all of the provisions of the Glori Stock Plan and the Option Agreements.

4.           Prohibition on Transfer. Notwithstanding any provisions of the Glori Stock Plan or the Option Agreements, and without limiting any restrictions set forth therein, Option Holder hereby covenants and agrees that he or she will not sell, assign, transfer, pledge, hypothecate or otherwise encumber or permit any encumbrance to exist on any of Option Holder’s Glori Options from and after the date of this Agreement until the earlier of the Closing or the termination of the Merger Agreement. Any sale, assignment, transfer, pledge, hypothecation or other lien in violation of this Section 4 shall be null and void ab initio.

5.           Release and Covenant Not to Sue. Subject to Sections 3, 6.2 and 6.11, by execution and delivery of this Agreement and acceptance of the Adjusted Options specified above, effective upon the Closing, Option Holder, on behalf of himself or herself and any of his or her successors, assigns, heirs and affiliates, hereby releases and discharges Glori and its subsidiaries from and against any and all claims, suits, actions, demands, obligations, agreements, debts and liabilities whatsoever (whether known or unknown, asserted or unasserted, contingent, inchoate, or otherwise), both at law and in equity, which Option Holder now has, has ever had or may hereafter have against Glori or any of its subsidiaries arising at or prior to the Closing or on account of or arising out of any matter occurring at or prior to the Closing; provided, that with respect to Option Holder’s employment by Glori or its subsidiaries, such release excludes any claims related to the right of Option Holder to receive current earned and accrued but unpaid compensation, unreimbursed business expenses or other employment benefits generally available to all employees of Glori and its subsidiaries. Option Holder warrants and states to the Glori that Option Holder either (i) has received full and complete instruction and advice from Option Holder’s counsel and attorneys with regard to the release contained in this Section 5, and having considered such advice and counsel, Option Holder hereby waives and relinquishes any rights and benefits which Option Holder may have to the full extent that Option Holder may lawfully waive all such rights and benefits, or (ii) has on his or her own elected not to consult with his or her counsel and attorneys, and hereby waives and relinquishes any rights and benefits which Option Holder may have to the full extent that Option Holder may lawfully waive all such rights and benefits. Option Holder waives the benefit of any statute or rule of law, which, if applied to the foregoing, would otherwise exclude from its binding effect any claim not known by Option Holder on the date of execution of this Agreement or on the date of the Closing. From and after the Closing, Option Holder hereby irrevocably covenants to refrain from, directly or indirectly, asserting, commencing or causing to be commenced any claim, suit, action or demand of any kind against Glori or any of its subsidiaries, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims Option Holder may have under this Agreement or the terms and conditions of the Merger Agreement.

6.           Miscellaneous.

6.1           Assignment. This Agreement and all obligations of each Option Holder are personal to Option Holder and may not be transferred or delegated by Option Holder at any time. The Company and Glori may freely assign any or all of their rights under this Agreement, in whole or in part, to any successor entity without obtaining the consent or approval of Option Holder. If the INXB Representative is replaced in accordance with the terms of the Merger Agreement, the replacement INXB Representative shall automatically become a party to this Agreement as if it were the original INXB Representative hereunder.

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6.2           Other Agreements. Nothing in this Agreement shall limit any of the rights or remedies of the Company, Glori or the INXB Representative or any of the obligations of Option Holder under any other agreement between Option Holder and the Company, Glori or the INXB Representative or any certificate or instrument executed by Option Holder in favor of the Company, Glori or the INXB Representative, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company, Glori or the INXB Representative or any of the obligations of Option Holder under this Agreement.

6.3           Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York. All legal proceedings, claims, suits, actions, demands, disputes or controversies (any of the foregoing, a “Proceeding”) arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York. Each party hereto hereby (a) submits to the exclusive jurisdiction of any state or federal court located in New York, New York, for the purpose of any Proceeding arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts. Each party agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or himself, or its or his property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6.6. Nothing in this Section 6.3 shall affect the right of any party to serve legal process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO AFFILIATE, AGENT OR REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.3.

6.4           Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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6.5           Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (c) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (d) a “person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof; and (e) the term “or” means “and/or”.

6.6           Notices. All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given, delivered and received (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or facsimile upon affirmative confirmation of receipt, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt, in each case to the applicable party at the following addresses (or to such other address for a party as shall be specified by like notice):

If to the Company or Glori, to: Glori Energy, Inc. 4315 South Drive Houston, TX 77053 Attn: Chief Executive Officer Facsimile: (713) 237-8585

With copies to (which shall not constitute notice):

Norton Rose Fulbright

1301 McKinney, Suite 5100

Houston, TX 77010-3095

Attn: Charles Powell

Facsimile: (713) 651-5246

Email: Charles.powell@nortonrosefulbright.com

and

Infinity-C.S.V.C. Management Ltd. 3 Azrieli Center (Triangle Tower) 42nd Floor, Tel Aviv, Israel, 67023 Attn: Mark Chess Facsimile: 972-3-6075456 Email: MarkC@infinity-equity.com and

Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Attention: Stuart Neuhauser Facsimile: (212) 370-7889 Email: sneuhauser@egsllp.com

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If to the INXB Representative, to:

Infinity-C.S.V.C. Management Ltd.

3 Azrieli Center (Triangle Tower)

42nd Floor, Tel Aviv, Israel, 67023

Attn: Mark Chess

Facsimile: 972-3-6075456

Email: MarkC@infinity-equity.com

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attention: Stuart Neuhauser

Facsimile: (212) 370-7889

Email: sneuhauser@egsllp.com

If to Option Holder, to the address of Option Holder as set forth under Option Holder’s name on the signature pages hereto.

6.7           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of all of the parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.8           Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.9           Specific Performance. Option Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Option Holder, money damages may be inadequate and the Company, Glori and the INXB Representative may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Option Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of the Company, Glori and the INXB Representative shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by Option Holder and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

6.10         Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party. Each of the parties acknowledge and agree that the INXB Representative shall be entitled to bring a claim on behalf of the Company or Glori under this Agreement to enforce the terms hereof.

6.11         Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document (as defined in the Merger Agreement).

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IN WITNESS WHEREOF, the undersigned Option Holder has executed this Termination and Release Agreement as of the date first written above.

Option Holder:

By:

Print Name:

Date Signed:

Address for Notice:

Facsimile:

Email:

[Signature Page to Termination and Release Agreement]

Exhibit A

Glori Option Summary

Name of Option Holder:

Date of Option Grant	Number of Shares	Exercise Price Per Share